UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 3, 2008

SOUTHWALL TECHNOLOGIES INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15930	94-2551470
(Commission File Number)	(I.R.S. Employer Identification No.)

3788 Fabian Way, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 962-9111
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On 3 November, 2008, Southwall Technologies Inc. (the “Company”) entered into Indemnification Agreements with the directors and officers of the Company (each, an “Indemnitee”).  Each such Indemnification Agreement provides, among other things, that the Company will indemnify the Indemnitee to the fullest extent permitted by the Delaware General Corporation Law, including advancement of legal fees and other expenses incurred by the Indemnitee in connection with any legal proceedings arising out the Indemnitee's service as director and/or officer, subject to certain exclusions and procedures set forth in the Indemnification Agreement.  Each such Indemnification Agreement is identical in all material respects to the Company's form of Indemnification Agreement, attached as Exhibit 10.1 hereto, which is incorporated into this Report in its entirety.

Item 9.01 Financial Statements and Exhibits

(c ) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 3, 2008	SOUTHWALL TECHNOLOGIES INC.

	By:	/s/ Dennis F. Capovilla
Dennis F. Capovilla
Chief Executive Officer